UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2023

Expro Group Holdings N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36053	98-1107145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1311 Broadfield Blvd., Suite 400 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip code)

(713) 463-9776

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.06 nominal value	XPRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Underwriting Agreement

On January 12, 2023, Expro Group Holdings N.V. (the “Company”) entered into an underwriting agreement by and among the Company, the selling shareholders named therein (the “Selling Shareholders”) and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Selling Shareholders (the “Secondary Offering”) of 9,200,000 shares of the Company’s common stock, nominal value €0.06 per share (“Common Stock”), which includes 1,200,000 shares of Common Stock sold pursuant to the Underwriters’ exercise in full of their option to purchase additional shares of Common Stock, at a public offering price of $16.50 per share. The Secondary Offering closed on January 18, 2023.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement and as more fully described in the prospectus supplement referred to below (which description is incorporated herein by reference), the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 60 days after January 12, 2023. The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto.

The Secondary Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2023 (File No. 333-269193), a base prospectus included as part of the registration statement, and a prospectus supplement, dated January 12, 2023, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Van Campen Liem (Liem & Partners N.V.), regarding the validity of the shares of Common Stock sold in the Secondary Offering.

Amendment to Registration Rights Agreement

On January 18, 2023, the Company and certain holders of the Common Stock (including the Selling Shareholders) entered into an amendment (the “Amendment”) to that certain Registration Rights Agreement, dated as of March 10, 2021 (the “Registration Rights Agreement”), to increase the maximum number of Demand Registrations (as defined in the Registration Rights Agreement) available after completion of the Secondary Offering to three, which equals the number of Demand Registrations available under the Registration Rights Agreement prior to the Secondary Offering.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 4.1 hereto.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 12, 2023, by and among the Company, the Selling Shareholders and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters.

4.1	Amendment No. 1 to Registration Rights Agreement, dated January 18, 2023, by and among the Company and the shareholders party thereto.

5.1	Opinion of Van Campen Liem (Liem & Partners N.V.).

23.1	Consent of Van Campen Liem (Liem & Partners N.V.) (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2023	Expro Group Holdings N.V.

	By:	/s/ Quinn Fanning
Quinn Fanning
Chief Financial Officer